UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2018

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

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(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02

Results of Operations and Financial Condition.

Item 7.01

Regulation FD Disclosure.

On April 4, 2018, Dolphin Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal year ended December 31, 2017.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with its obligations under that certain previously reported underwriting agreement, dated December 21, 2017, by and between the Company and Maxim Group LLC, as the representative of the underwriters named therein, the Company hereby notifies holders of those warrants subject to that certain Warrant Agency Agreement, dated December 20, 2017, between the Company and Nevada Agency and Transfer Company (the “Warrants”), that the Company’s registration statement on Form S-1 (Registration No. 333-219029, as amended, the “Form S-1”) is not currently effective. As a result, the Warrants are not currently exercisable under such registration statement.  The Company intends to file a post-effective amendment to the Form S-1 or to amend the Form S-1 onto a Form S-3, which, when effective, will permit the exercise of the Warrants.  The Company will furnish a notice under cover of Form 8-K when an effective registration statement is again available for exercise of the Warrants.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Dolphin Entertainment, Inc. on April 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ Mirta A. Negrini
Name:	Mirta A. Negrini
Title:	Chief Financial and Operating Officer

Date: April 10, 2018